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                                  EXHIBIT 5.1



Paul G. Mattaini
Direct Dial Number: (717) 399-1519
E-mail: pmattaini@barley.com


                                               April 6  2001
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   Fulton Financial Corporation                   Drovers Bancshares Corporation
   One Penn Square                                30 South George Street
   Lancaster, PA 17604                            York, PA 17405


       Re: Merger of Fulton Financial Corporation and Drovers Bancshares Corporation


   Dear Ladies and Gentlemen:


       We have acted as counsel to Fulton Financial Corporation ("FFC") in connection with the registration under the Securities Act of 1933, as amended, by means of a registration statement on Form S-4 (the "Registration Statement"), of 6,606,734 shares of the $2.50 par value common stock of FFC, which is the maximum number of shares to be issued pursuant to the terms of the Agreement and Plan of Merger, dated December 27, 2000 (the "Merger Agreement"), entered into between FFC and Drovers Bancshares Corporation ("DBC"). The following transactions will occur upon consummation of the Merger Agreement: (i) DBC will be merged with and into FFC, (ii) FFC will survive the Merger, (iii) DBC's wholly owned subsidiary, The Drovers & Mechanics Bank ("Drovers Bank"), will become the wholly-owned subsidiary of FFC and (iv) each share of the no par value common stock of DBC (the "DBC Common Stock") will be converted into 1.24 shares of the $2.50 par value common stock of FFC (the "FFC Common Stock").

       This Opinion Letter is provided pursuant to the requirements of Item 601(b)(5)(i) of Regulation S-K of the Securities and Exchange Commission for inclusion as an exhibit to the Registration Statement. This Opinion Letter is governed by, and shall be interpreted in accordance with, the Legal Opinion Accord (the "Accord") of the American Bar Association's Section of Business Law (1991), as supplemented or modified by the Pennsylvania Third-Party Legal Opinion Supplement (the "Pennsylvania Supplement") of the Pennsylvania Bar Association's Section of Corporation, Banking and Business Law (1992). As a consequence, this Opinion Letter is subject to a number of qualifications, exceptions, definitions, limitations on coverage and other limitations, all as more particularly described in the Accord and the Pennsylvania Supplement, and this Opinion Letter shall be read in conjunction therewith. The Law covered by the opinions expressed herein is limited to the federal law of the United States of America and the law of the Commonwealth of Pennsylvania. Except as otherwise indicated herein, capitalized terms used in this Opinion Letter are defined and set forth in the Merger Agreement, the Accord or the Pennsylvania Supplement. Our opinions herein are subject to the following conditions and assumptions, in addition to those set forth in the Accord and the Pennsylvania Supplement:

       (1) All of the shares of DBC Common Stock that are issued and outstanding at the time of the Merger will be duly authorized, validly issued, fully paid and nonassessable;

       (2) All conditions precedent to the obligations of DBC as set forth in the Merger Agreement will have been satisfied at the time of the Merger;

       (3) All covenants required to be performed by FFC, DBC and Drovers Bank on or before the date of consummation of the Merger, as set forth in the Merger Agreement, will have been performed by them as of such date; and

       (4) The shares of FFC Common Stock will be issued, and the Merger will be consummated, in strict accordance with the terms of the Merger Agreement and the statutory laws of the United States of America and the

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   Commonwealth of Pennsylvania.

       Based upon and subject to the foregoing, we are of the opinion that the shares of FFC Common Stock to be issued in connection with the Merger have been duly authorized and, when issued as provided in the Merger Agreement, will be legally issued, fully paid and nonassessable.

       We hereby consent to the use of this Opinion in the Registration Statement on Form S-4 of FFC, and we further consent to the reference to our name in the proxy statement/prospectus included as part of the Registration Statement, under the captions "Material Federal Income Tax Consequences" and "Legal Matters".

                                        Very truly yours,


                                    /s/ Paul G. Mattaini

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